Exhibit 99.1

Genpact Reports Results for the First Quarter of 2017

Revenues of $623 Million, Up 2% (~3% on a constant currency basis)1

Global Client BPO Revenues of $462 Million, Up 7% (~9% on a constant currency basis)2

Diluted EPS of $0.26, Down 4%; Adjusted Diluted EPS3 of $0.31, Flat YoY

NEW YORK, May 4, 2017 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation for clients, today announced financial results for the first quarter ended March 31, 2017.

“We delivered solid first quarter results, highlighted by continued momentum from our transformational services in consulting, digital and analytics driving our Global Client BPO growth,” said N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO. “Our clients are excited about our recent acquisitions. RAGE Frameworks adds tremendous capabilities in the area of Artificial Intelligence, and BrightClaim expands our deep insurance domain expertise. Our investments in digital, domain and analytics have cemented our reputation as a digital transformation thought leader.”

Key Financial Results – First Quarter 2017

•	Total revenue was $623.0 million, up 2% year over year (up ~3% on a constant currency basis).
•

Income from operations was $79.1 million, up 4.6% year over year, with a corresponding margin of 12.7%. Adjusted income from operations was $88.1 million, up 3% year over year, with a corresponding margin of 14.1%.[4]

•

Diluted earnings per share were $0.26, down 4% year over year, and adjusted diluted earnings per share were $0.31, flat year over year. The current quarter diluted earnings per share includes a $0.02 foreign currency loss resulting from balance sheet re-measurement.

•	Genpact repurchased approximately 9.0 million of its common shares during the quarter for total consideration of $220 million at an average price per share of $24.33.[5]

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]

Global Client BPO revenue growth rates have been adjusted to assume that the revenue reclassifications we undertook at the end of fiscal 2016 occurred on January 1, 2016.  On an unadjusted basis, Global Client BPO revenue was up 11% (~12% on a constant currency basis). See the information under the heading “Revenue Details – First Quarter 2017.”

[3]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.
[4]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

[5]

Includes the initial delivery of approximately 6.6 million common shares in the first quarter of 2017 as well as an estimated 1.6 million common shares expected to be repurchased under our previously announced $200 million accelerated share repurchase (“ASR”) agreement. The number of shares ultimately repurchased under the ASR agreement will be determined based on the price of our common shares during the ASR period. Any necessary changes to the estimated number of shares expected to be repurchased under the ASR agreement will be made on a quarterly basis.

Revenue Details – First Quarter 2017

At the end of each fiscal year, we reclassify revenue related to certain divested GE businesses as Global Client revenue as of the dates of divestiture. Such reclassifications are reflected in the revenue results and growth rates presented below. In addition, to provide a consistent view of the trends underlying our business, we are also presenting below revenue results and growth rates adjusted to assume that all 2016 reclassifications occurred on January 1, 2016.

•

Revenue from Global Clients was $554 million, up 8% year over year (up ~9% on a constant currency basis), representing approximately 89% of total revenues. If all 2016 revenue reclassifications had occurred on January 1, 2016, revenue from Global Clients would have increased 5% year over year (6% on a constant currency basis).

•

Revenue from GE was $69 million, down 28% year over year, representing approximately 11% of total revenues. If all 2016 revenue reclassifications had occurred on January 1, 2016, revenue from GE would have decreased 17% year over year.

•

Total BPO revenue was $511 million, up 5% year over year, representing approximately 82% of total revenues. If all 2016 revenue reclassifications had occurred on January 1, 2016, total BPO revenue would have increased 5% year over year.

•

Global Client BPO revenue was $462 million, up 11% year over year (up ~12% on a constant currency basis). If all 2016 revenue reclassifications had occurred on January 1, 2016, Global Client BPO revenue would have increased 7% year over year (~9% on a constant currency basis).

•	GE BPO revenue was $49 million, down 31% year over year. If all 2016 revenue reclassifications had occurred on January 1, 2016, GE BPO revenue would have decreased 17% year over year.
•

Total IT revenue was $112 million, down 7% year over year, representing approximately 18% of total revenues. If all 2016 revenue reclassifications had occurred on January 1, 2016, total IT revenue would have decreased 7% year over year.

•

Global Client IT revenue was $91 million, down 5% year over year. If all 2016 revenue reclassifications had occurred on January 1, 2016, Global Client IT revenue would have decreased 5% year over year.

•	GE IT revenue was $20 million, down 17% year over year. If all 2016 revenue reclassifications had occurred on January 1, 2016, GE IT revenue would have decreased 17% year over year.

Cash Flow from Operations

•	Cash generated from operations was $31 million in the first quarter of 2017, compared to cash used for operations of $10 million in the first quarter of 2016.

Revised 2017 Outlook

•

Total revenue outlook increasing by $20 million from the prior outlook to $2.63 to $2.70 billion reflecting expected revenues from our recent acquisitions (including an assumed adverse foreign exchange impact of $32 million, almost all of which is reflected in Global Client revenue). This represents growth of 2% to 5%, or 4% to 6% on a constant currency basis;

•	Global Client revenue growth improving to 5% to 8%, or 6% to 9% on a constant currency basis;
•	Adjusted income from operations margin[6] of approximately 15.7%; and
•	Adjusted diluted EPS[7] of $1.53 to $1.57.

[6]

Adjusted income from operations margin is a non-GAAP measure.   A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

[7]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on May 4, 2017 to discuss the company’s performance for the first quarter of 2017. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the participant code, 2876453.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

About Genpact

Genpact (NYSE: G) is a global professional services firm focused on delivering digital transformation for our clients, putting digital and data to work to create competitive advantage. We do this by integrating lean principles, design thinking, analytics and digital technologies with our domain and industry expertise to deliver disruptive business outcomes – an approach we call Lean DigitalSM. We deliver value to our clients in two ways – through digital-led, domain-enabled solutions that drive innovation, and through intelligent operations enabled by digital that design, transform and run clients’ operations. Our approach is continually refined in one of the world’s largest digital process sandboxes, where we test and improve thousands of processes. For two decades, first as a General Electric division and since 2005 as an independent company, we have been passionately serving our clients. We generate impact for clients from the Fortune Global 500 and beyond, and employ over 77,000 people in more than 20 countries, with key offices in New York City, Palo Alto, London, and Delhi. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of March 31,
	2016	2017
Assets
Current assets
Cash and cash equivalents	$422,623	$388,186
Accounts receivable, net	615,265	602,871
Prepaid expenses and other current assets	189,149	227,635
Total current assets	$1,227,037	$1,218,692
Property, plant and equipment, net	200,115	212,562
Deferred tax assets	70,143	61,029
Investment in equity affiliates	4,800	769
Intangible assets, net	72,049	69,070
Goodwill	1,069,408	1,097,329
Other assets	242,328	252,279
Total assets	$2,885,880	$2,911,730
Liabilities and equity
Current liabilities
Short-term borrowings	$160,000	$15,000
Current portion of long-term debt	39,181	39,192
Accounts payable	9,768	9,086
Income taxes payable	24,159	33,091
Accrued expenses and other current liabilities	498,247	426,953
Total current liabilities	$731,355	$523,322
Long-term debt, less current portion	698,152	1,035,778
Deferred tax liabilities	2,415	1,815
Other liabilities	162,790	165,561
Total liabilities	$1,594,712	$1,726,476
Redeemable non-controlling interest	4,520	3,610
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 198,794,052 and 192,727,001 issued and outstanding as of December 31, 2016 and March 31, 2017, respectively	1,984	1,924
Additional paid-in capital	1,384,468	1,347,265
Retained earnings	358,121	219,776
Accumulated other comprehensive income (loss)	(457,925)	(387,321)
Total equity	$1,286,648	$1,181,644
Total liabilities, redeemable non-controlling interest and equity	$2,885,880	$2,911,730

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended March 31,
	2016[8]	2017
Net revenues	$609,703	$622,995
Cost of revenue	372,848	383,337
Gross profit	$236,855	$239,658
Operating expenses:
Selling, general and administrative expenses	160,149	160,858
Amortization of acquired intangible assets	6,145	7,242
Other operating (income) expense, net	(5,061)	(7,538)
Income from operations	$75,622	$79,096
Foreign exchange gains (losses), net	(998)	(4,913)
Interest income (expense), net	(2,838)	(5,493)
Other income (expense), net	878	553
Income before equity-method investment activity, net and income tax expense	$72,664	$69,243
Equity-method investment activity, net	(2,145)	(4,558)
Income before income tax expense	$70,519	$64,685
Income tax expense	12,014	12,245
Net income	$58,505	$52,440
Net loss (income) attributable to non-controlling interest/redeemable non-controlling interest	289	898
Net income attributable to Genpact Limited shareholders	$58,794	$53,338
Net income available to Genpact Limited common shareholders	$58,794	$53,338
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.28	$0.27
Diluted	$0.27	$0.26
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	210,780,165	199,069,528
Diluted	213,892,964	202,655,937

[8]

Income taxes, net income, and basic and diluted net income per common share for the three months ended March 31, 2016 have been restated due to the adoption of ASU No. 2016-09 with effect from January 1, 2016.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2016[9]	2017
Operating activities
Net income attributable to Genpact Limited shareholders	$58,794	$53,338
Net income (loss) attributable to non-controlling interest/redeemable non-controlling interest	(289)	(898)
Net income	$58,505	$52,440
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	13,155	14,139
Amortization of debt issuance costs	385	375
Amortization of acquired intangible assets	6,145	7,242
Intangible assets write-down	4,943	—
Reserve for doubtful receivables	3,120	—
Unrealized loss on revaluation of foreign currency asset/liability	354	8,757
Equity-method investment activity, net	2,145	4,558
Stock-based compensation expense	5,336	4,986
Deferred income taxes	(3,184)	(2,890)
Others, net	63	(4,301)
Change in operating assets and liabilities:
Decrease (increase) in accounts receivable	(17,697)	19,649
Increase in prepaid expenses, other current assets and other assets	(27,123)	(12,025)
Decrease in accounts payable	(70)	(928)
Decrease in accrued expenses, other current liabilities and other liabilities	(64,360)	(69,131)
Increase in income taxes payable	8,660	8,157
Net cash provided by (used for) operating activities	$(9,623)	$31,028
Investing activities
Purchase of property, plant and equipment	(25,495)	(19,698)
Proceeds from sale of property, plant and equipment	132	389
Investment in equity affiliates	(3,783)	(467)
Payment for business acquisitions, net of cash acquired	(2,339)	(9,237)
Net cash used for investing activities	$(31,485)	$(29,013)
Financing activities
Repayment of capital lease obligations	(454)	(494)
Payment of debt issuance costs	—	(1,481)
Proceeds from long-term debt	—	350,000
Repayment of long-term debt	(10,000)	(10,000)
Proceeds from short-term borrowings	60,000	40,000
Repayment of short-term borrowings	—	(185,000)
Proceeds from issuance of common shares under stock-based compensation plans	4,937	7,761
Payment for net settlement of stock-based awards	(49)	(9,939)
Payment of earn-out/deferred consideration	(965)	(1,097)
Dividend paid	—	(11,957)
Payment for stock purchased and retired	(33,017)	(219,784)
Payment for expenses related to stock purchase	(27)	(16)
Net cash provided by (used for) financing activities	$20,425	$(42,007)
Effect of exchange rate changes	(429)	5,555
Net increase (decrease) in cash and cash equivalents	(20,683)	(39,992)
Cash and cash equivalents at the beginning of the period	450,907	422,623
Cash and cash equivalents at the end of the period	$429,795	$388,186
Supplementary information
Cash paid during the period for interest	$3,968	$5,324
Cash paid during the period for income taxes	$23,229	$16,426
Property, plant and equipment acquired under capital lease obligations	$283	$576

[9]	Income taxes, net income, and cash flows for the three months ended March 31, 2016 have been restated due to the adoption of ASU No. 2016-09 with effect from January 1, 2016.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Net revenues on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, beginning in April 2016, Genpact’s management also excludes the impairment of acquired intangible assets from the financial statements it uses for internal management purposes.

Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted certain gains, losses and impairment charges attributable to equity-method investments and gains or losses attributable to non-controlling interests because management views these interests as part of its ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of our true business performance. Revenues on a constant currency basis are calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenues on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and adjusted income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs, namely stock-based compensation and amortization of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months ended March 31, 2016 and 2017:

Reconciliation of Adjusted Income from Operations and Adjusted Income from Operations Margin

(Unaudited)

(In thousands)

	Three months ended March 31,
	2016	2017
Income from operations	$75,622	$79,096
Add: Stock-based compensation	5,336	4,986
Add: Amortization of acquired intangible assets[10]	5,238	6,709
Add: Acquisition-related expenses	164	422
Add: Other income, net	878	553
Less: Equity-method investment activity, net	(2,145)	(4,558)
Add: Net loss attributable to non-controlling interest/redeemable non-controlling interest	289	898
Adjusted income from operations	$85,382	$88,106
Adjusted income from operations margin	14.0%	14.1%

Reconciliation of Adjusted Diluted EPS11

(Unaudited)

(Per share data)

	Three months ended March 31,
	2016	2017
Diluted EPS	$0.27	$0.26
Add: Stock-based compensation	0.02	0.02
Add: Amortization of acquired intangible assets[10]	0.02	0.03
Add: Acquisition-related expenses	—	—
Less: Tax impact on stock-based compensation	(0.01)	(0.01)
Less: Tax impact on amortization of acquired intangibles	(0.01)	(0.01)
Less: Tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$0.31	$0.31

[10]	See “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” above for a description of the amortization expenses included in this item.
[11]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking adjusted financial measures from GAAP for the year ending December 31, 2017:

Reconciliation of Outlook for Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2017
Income from operations margin	13.4%
Add: Estimated stock-based compensation	1.3%
Add: Estimated amortization of acquired intangible assets	1.0%
Add: Estimated acquisition-related expenses	—
Add: Estimated other income (expense), net	0.2%
Less: Estimated equity-method investment activity, net	(0.2)%
Adjusted income from operations margin	15.7%

Reconciliation of Outlook for Adjusted Diluted EPS

(Unaudited)

(Per share data)

	Year ending December 31, 2017
	Lower	Upper
Diluted EPS	$1.31	$1.35
Add: Estimated stock-based compensation	0.18	0.18
Add: Estimated amortization of acquired intangible assets	0.13	0.13
Add: Estimated acquisition-related expenses	—	—
Less: Estimated tax impact on stock-based compensation	(0.05)	(0.05)
Less: Estimated tax impact on amortization of acquired intangibles	(0.04)	(0.04)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.53	$1.57